Exhibit 1


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D
                    UNDER THE SECURITIES EXCHANGE ACT OF 1934



                             INTEGRAL SYSTEMS, INC.
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                                (Name of Issuer)

                   COMMON STOCK, (PAR VALUE $0.01 Per Share)
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                         (Title of Class of Securities)



                             JOINT FILING AGREEMENT

Vintage Partners, L.P., a Delaware limited partnership, Vintage Partners GP, LLC, a Delaware limited liability company, Vintage Capital Management, LLC, a Delaware limited liability company and Brian R. Kahn, an individual residing in the State of Florida, hereby agree to file jointly the statement on Schedule 13D to which this Agreement is attached, and any amendments thereto which may be deemed necessary.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning the other party unless such party knows or has reason to believe that such information is inaccurate.

It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments thereto, filed on behalf of each of the parties hereto.


Dated: July 15, 2010

                                           /s/ BRIAN R. KAHN
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                                            Brian R. Kahn, for (i) himself;
                                            (ii) as Manager of Vintage Partners
                                            GP, LLC, for itself and as General
                                            Partner of Vintage Partners, L.P.;
                                            and (iii) as Managing Member of
                                            Vintage Capital Management, LLC,
                                            Investment Manager of Vintage
                                            Partners, L.P.



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